Exhibit 99.1
DATE: November 4, 2008
FOR IMMEDIATE RELEASE
AMERICAN MEDICAL SYSTEMS REPORTS THIRD QUARTER RESULTS AND STRONG EARNINGS GROWTH
•	Earnings per share (excluding IPRD) of $0.14 grows 56 percent over prior year; reported earnings of $0.08 down 11 percent

•	Implantable businesses grow 15 percent

•	Continued strong cash flow driven by expense management and working capital optimization
MINNEAPOLIS, November 4, 2008 — American Medical Systems Holdings, Inc. (NASDAQ: AMMD) reported revenue of $117.5 million for the third quarter of 2008, a 7.7 percent increase over sales of $109.0 million in the comparable quarter of 2007. Currency translation had a positive impact on revenue of $2.1 million in the third quarter compared to the same period last year. Third quarter 2008 adjusted net income of $10.3 million, or $0.14 per share, excludes the impact of an in-process research and development (IPRD) charge and represents a 49.3 percent and 55.6 percent increase over third quarter 2007 net income of $6.9 million, or $0.09 per share, respectively. Third quarter 2008 reported net income of $5.7 million, or $0.08 per share, includes a $7.5 million IPRD charge related to a milestone payment on the 2006 acquisition of BioControl. The Company also reported a strong cash EPS performance in the third quarter of 2008 of $0.20 per share compared to $0.17 per share in the comparable period last year, a 17.6 percent growth, reflecting solid expense and working capital management. A reconciliation of net income from continuing operations, the GAAP measure most directly comparable to cash earnings per share, to non-GAAP cash earnings per share, is provided on the attached schedule.
Excluding the impact of the laser therapy business, the men’s health business grew 12.2 percent during the quarter, to $53.8 million, driven by strong growth in male continence. Male continence continued its record setting year driven by the success of the AdVance® Male Sling System and the sustained strength of the artificial urinary sphincter product family. Revenue from the laser therapy business declined 6.2 percent from the same quarter last year.
The women’s health business grew 11.9 percent during the quarter, to $39.3 million. This performance was led by the female continence business which continues to benefit from last year’s introduction of the MiniArc® single incision sling system used for treating female stress incontinence. The prolapse business experienced growth similar to the second quarter, increasing about 7.0 percent year-over-year. The Elevate® posterior product used in prolapse repair was recently introduced and we look forward to the 2009 launch of the Elevate® anterior product. The growth in female continence and prolapse businesses was partially offset by a decline in the uterine health business compared to the same quarter last year.
“I am pleased with the continued success of our implantable businesses, which consist of Male Continence, Erectile Restoration, Female Continence, and Prolapse Repair,” noted Tony Bihl,

American Medical Systems
November 4, 2008

Chief Executive Officer. “Through innovative products, market leadership, and a respected name among physicians, we have been able to deliver solid growth in the current economic environment.”
Mr. Bihl further elaborated, “Although it appears that world economic conditions are having some impact on procedures considered more elective in nature, and those involving capital equipment, I am confident in the underlying fundamentals of the business and our ability to leverage our resources, optimize our balance sheet, and drive our earnings and cash flow from operations.”
A reconciliation of reported net income from continuing operations to net income from continuing operations, as adjusted for the impact of the in-process research and development charge in the third quarter of 2008, which affects comparability between periods, is presented below.
American Medical Systems Holdings, Inc.
Reconciliation of Reported Net Income to Non-GAAP Adjusted Net Income from Continuing Operations
(Adjustments are presented on a pre-tax basis)
(Unaudited)
(In millions, except per share data)

	Three Months Ended		Nine Months Ended
	September	September	September	September
	27, 2008	29, 2007	27, 2008	29, 2007
Net income from continuing operations, as reported	$5.7	$6.9	$27.9	$18.6

Adjustment to net income from continuing operations:
In-process research and development (a)	7.5	—	7.5	—
Tax effect of in-process research and development (a)	(2.9)	—	(2.9)	—

Net income from continuing operations, as adjusted	$10.3	$6.9	$32.5	$18.6

Net income from continuing operations, as adjusted per share
Basic	$0.14	$0.10	$0.45	$0.26
Diluted	$0.14	$0.09	$0.44	$0.25

Weighted average common shares used in calculation:
Basic	73,095	72,166	72,796	72,001
Diluted	74,209	73,740	73,945	73,605

(a)	Relates to a milestone payment made in the third quarter of 2008 on the 2006 acquisition of BioControl Medical, Ltd.
Outlook
The Company expects its fourth quarter 2008 revenue to be in the range of $126 million to $132 million, which results in expected 2008 full year revenue in the range of $494 million to $500 million. Reflecting the strong earnings performance experienced in the first three quarters, the Company expects fourth quarter earnings per share in the range of $0.21 to $0.25 and full year 2008 earnings per share, as adjusted, in the range of $0.65 to $0.69. Similarly, the Company has updated its 2008 cash earnings per share guidance to be in the range of $0.92 to $0.96. This guidance excludes the impact of the IPRD charge recognized in the third quarter 2008, which

American Medical Systems
November 4, 2008

reduced reported net earnings per share by $0.06, and any potential future unusual non-recurring charges that could occur in 2008, which management believes impact comparability between periods.
A reconciliation of the updated guided net income per share, as adjusted, to non-GAAP cash earnings per share is as follows:

Guided Year 2008
Guided earnings per share, as adjusted (a)	$0.65 - $0.69

Adjustments to guided earnings per share, as adjusted, net of tax:
Amortization of intangibles	0.14
Amortization of financing costs	0.03
Stock based compensation	0.10

Total tax effected adjustments to guided earnings per share, as adjusted	0.27

Guided non-GAAP cash earnings per share (a)	$0.92 - $0.96

(a)	Excludes the impact of third quarter 2008 in-process research and development, net of tax, of $4.6 million, or $0.06 per share
Use of Non-GAAP Financial Measures
The Company provides adjusted net earnings and adjusted net earnings per share because management believes that in order to properly understand the Company’s short-term and long-term financial trends, both the Company’s investors and management may wish to consider the impact of certain adjustments, such as IPRD charges resulting from previous acquisitions, and their related tax impacts. These adjustments result from facts and circumstances (such as business development activities) that vary in frequency and impact on the Company’s results of operations. Management uses adjusted net earnings and adjusted net earnings per share to forecast and evaluate the operational performance of the Company, as well as to allow comparability between periods.
Cash earnings per share is a non-GAAP measure that management believes provides useful supplemental information for management and investors, because it reports the net income from continuing operations, as adjusted for items which impact comparability between periods, such as IPRD, excluding the impact of significant non-cash items consisting of amortization of intangibles, amortization of financing costs and stock based compensation. Management believes cash earnings per share provides a useful measure to determine the health of the business and earnings generated by the business before significant non-cash charges. A reconciliation of net income from continuing operations, the GAAP measure most directly comparable to cash earnings per share to non-GAAP cash earnings per share, is provided on the attached schedule.
Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.

American Medical Systems
November 4, 2008

Earnings Call Information
American Medical Systems will host a conference call today, November 4, 2008, at 5:00 p.m. eastern time to discuss its third quarter 2008 results. Those without internet access may join the call from within the U.S. by dialing 888-263-1724; outside the U.S., dial 706-679-3821.
A live web cast of the call will be available through the Company’s corporate website at www.AmericanMedicalSystems.com and available for replay three hours after the completion of the call.
About American Medical Systems
American Medical Systems, headquartered in Minnetonka, Minnesota, is a diversified supplier of medical devices and procedures to cure erectile dysfunction, benign prostatic hyperplasia, incontinence, menorrhagia, prolapse and other pelvic disorders in men and women. These disorders can significantly diminish one’s quality of life and profoundly affect social relationships. In recent years, the number of people seeking treatment has increased markedly as a result of longer lives, higher quality-of-life expectations and greater awareness of new treatment alternatives. American Medical Systems’ products reduce or eliminate the incapacitating effects of these diseases, often through minimally invasive therapies. The Company’s products were used to treat approximately 310,000 patients in 2007.
Forward-Looking Statements
This press release contains forward-looking statements relating to the market opportunities, future products, sales and financial results of American Medical Systems. These statements and other statements contained in this press release that are not purely historical fact are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are based on management’s beliefs, certain assumptions and current expectations. These forward-looking statements are subject to risks and uncertainties such as successfully competing against competitors; physician acceptance, endorsement, and use of AMS products; potential product recalls or technological obsolescence; successfully managing increased debt leverage and related credit facility financial covenants; the impact of current worldwide economic conditions on our operations, the disruption in global financial markets potential impact on the ability of our counterparties to perform their obligations and our ability to obtain future financing, factors impacting the stock market and share price and its impact on the dilution of convertible securities; changes in the accounting method for convertible debt securities; potential obligations to make significant contingent payments under prior acquisitions; ability of the Company’s manufacturing facilities to meet customer demand; reliance on single or sole-sourced suppliers; loss or impairment of a principal manufacturing facility; clinical and regulatory matters; timing and success of new product introductions; patient acceptance of the Company’s products and therapies; changes in and adoption of reimbursement rates; adequate protection of the Company’s intellectual property rights; product liability claims; currency and other economic risks inherent in selling our products internationally and other risks and uncertainties described in the Company’s Annual Report on Form 10-K for the year ended December 29, 2007, and its other SEC filings. Actual results may differ materially from anticipated results. The forward-looking statements contained in this press release are made as of the date hereof, and AMS undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

American Medical Systems
November 4, 2008

More information about the Company and its products can be found at its website www.AmericanMedicalSystems.com and in the Company’s Annual Report on Form 10-K for 2007 and its other SEC filings.

Contact:	Mark Heggestad
Executive Vice President and Chief Financial Officer
952-930-6495
Mark.Heggestad@AmericanMedicalSystems.com

Anthony Bihl
President and Chief Executive Officer
952-930-6334
Tony.Bihl@AmericanMedicalSystems.com

American Medical Systems
November 4, 2008

American Medical Systems Holdings, Inc.
Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 27,	September 29,	September 27,	September 29,
	2008	2007	2008	2007
Net sales	$117,468	$109,041	$367,627	$333,879
Cost of sales	24,863	24,441	83,038	77,925

Gross profit	92,605	84,600	284,589	255,954

Operating expenses
Marketing and selling	42,226	42,278	133,608	123,402
Research and development	11,260	9,918	33,926	32,047
In-process research and development	7,500	—	7,500	—
General and administrative	9,728	10,128	30,435	31,704
Integration costs	—	—	—	1,103
Amortization of intangibles	4,334	4,516	12,981	13,969

Total operating expenses	75,048	66,840	218,450	202,225

Operating income	17,557	17,760	66,139	53,729

Other (expense) income
Royalty income	745	3,482	3,576	4,664
Interest income	203	333	555	962
Interest expense	(6,168)	(9,460)	(21,044)	(28,681)
Amortization of financing costs	(1,358)	(1,130)	(3,497)	(2,667)
Other income (expense)	(957)	736	973	2,710

Total other (expense) income	(7,535)	(6,039)	(19,437)	(23,012)

Income from continuing operations before income taxes	10,022	11,721	46,702	30,717

Provision for income taxes	4,288	4,796	18,763	12,083

Net income from continuing operations	5,734	6,925	27,939	18,634

Loss from discontinued operations, net of tax	—	—	—	(691)

Net income	$5,734	$6,925	$27,939	$17,943

Net income (loss) per share
Basic net income from continuing operations	$0.08	$0.10	$0.38	$0.26
Discontinued operations, net of tax	—	—	—	(0.01)

Basic net income	$0.08	$0.10	$0.38	$0.25

Diluted net income from continuing operations	$0.08	$0.09	$0.38	$0.25
Discontinued operations, net of tax	—	—	—	(0.01)

Diluted net income	$0.08	$0.09	$0.38	$0.24

Weighted average common shares used in calculation
Basic	73,095	72,166	72,796	72,001
Diluted	74,209	73,740	73,945	73,605

American Medical Systems
November 4, 2008

American Medical Systems Holdings, Inc.
Condensed Balance Sheets
(In thousands)

	September 27, 2008	December 29, 2007
	(Unaudited)
Assets
Current assets
Cash and short-term investments	$35,803	$35,181
Accounts receivable, net	92,408	106,457
Inventories, net	44,957	60,707
Other current assets	14,020	23,040

Total current assets	187,188	225,385

Property, plant and equipment, net	49,279	53,126
Goodwill and intangibles, net	821,514	834,267
Deferred taxes and other assets	1,721	3,655

Total assets	$1,059,702	$1,116,433

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$8,635	$13,364
Accrued liabilities and taxes	41,539	68,723

Total current liabilities	50,174	82,087

Debt and other long-term liabilities	636,353	706,156

Total liabilities	686,527	788,243

Stockholders’ equity	373,175	328,190

Total liabilities and stockholders’ equity	$1,059,702	$1,116,433

American Medical Systems
November 4, 2008

American Medical Systems Holdings, Inc.
Condensed Statements of Cash Flows
(Unaudited)
(In thousands)

	Nine Months Ended
	September 27,	September 29,
	2008	2007
Cash flows from operating activities
Net income from continuing operations	$27,939	$18,634
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization, including financing costs	24,450	22,850
Other adjustments, including changes in operating assets and liabilities	26,238	(13,680)

Net cash provided by operating activities	78,627	27,804

Cash flows from investing activities
Purchase of property, plant and equipment	(4,139)	(13,930)
Acquisition or divestiture of business, net of cash acquired	4,690	20,894
Other cash flows from investing activities	(29,862)	(506)

Net cash (used in) provided by investing activities	(29,311)	6,458

Cash flows from financing activities
Payments on long-term debt	(79,018)	(48,919)
Other cash flows from financing activities	8,623	10,272

Net cash used in financing activities	(70,395)	(38,647)

Cash used in discontinued operations	—	(691)

Effect of currency exchange rates on cash	(152)	(363)

Net (decrease) increase in cash and cash equivalents	(21,231)	(5,439)

Cash and cash equivalents at beginning of period	34,044	29,051

Cash and cash equivalents at end of period	$12,813	$23,612

American Medical Systems
November 4, 2008

American Medical Systems Holdings, Inc.
Selected Sales Information
(Unaudited)
(In thousands)

	Three Months Ended		Nine Months Ended
	September 27,	September 29,	September 27,	September 29,
	2008	2007	2008	2007
Sales
Men’s health	$78,163	$73,916	$246,703	$225,854
Women’s health	39,305	35,125	120,924	108,025

Total	$117,468	$109,041	$367,627	$333,879

Geography
United States	$84,489	$78,992	$258,700	$243,068
International	32,979	30,049	108,927	90,811

Total	$117,468	$109,041	$367,627	$333,879

Percent of total sales
Men’s health	67%	68%	67%	68%
Women’s health	33%	32%	33%	32%

Total	100%	100%	100%	100%

Geography
United States	72%	72%	70%	73%
International	28%	28%	30%	27%

Total	100%	100%	100%	100%

American Medical Systems
November 4, 2008

American Medical Systems Holdings, Inc.
Reconciliation of Reported Net Income from Continuing Operations to Non-GAAP Cash Earnings per Share
(Adjustments are presented on a pre-tax basis)
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 27,	September 29,	September 27,	September 29,
	2008	2007	2008	2007
Net income from continuing operations, as reported	$5,734	$6,925	$27,939	$18,634

In-process research and development charge, net of tax (a)	4,604	—	4,604	—

Net income from continuing operations, as adjusted	10,338	6,925	32,543	18,634

Adjustments to net income from continuing operations, as adjusted:
Amortization of intangibles (b)	4,334	4,516	12,981	13,969
Amortization of financing costs (c)	1,358	1,130	3,497	2,667
Stock based compensation (d)	2,524	3,376	7,135	9,142

Adjustments to net income from continuing operations, as adjusted	8,216	9,022	23,613	25,778
Tax effect of adjustments to net income from continuing operations, as adjusted (e)	(3,369)	(3,692)	(9,445)	(10,140)

Total tax effected adjustments to net income from continuing operations, as adjusted	4,847	5,330	14,168	15,638

Cash earnings	$15,185	$12,255	$46,711	$34,272

Cash earnings per share
Basic	$0.21	$0.17	$0.64	$0.48
Diluted	$0.20	$0.17	$0.63	$0.47

Weighted average common shares used in calculation:
Basic	73,095	72,166	72,796	72,001
Diluted	74,209	73,740	73,945	73,605

(a)	Relates to milestone payment made in the third quarter of 2008 on the 2006 acquisition of BioControl Medical, Ltd., net of tax.

(b)	Consists of amortization of intangible assets, primarily developed and core technology.

(c)	Consists of amortization of financing costs on long-term debt.

(d)	Consists of stock based compensation, in accordance with SFAS 123(R).

(e)	Includes the tax effect of items (b) — (d).